Exhibit (d)(12)(xxii)

EQ ADVISORS TRUST

AMENDMENT NO. 7 TO THE

SECOND AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

AMENDMENT NO. 7 (“Amendment No. 7”) to the Second Amended and Restated Investment Advisory Agreement dated August 1, 2006 (“Agreement”) between AXA Equitable Life Insurance Company, a New York corporation (“AXA Equitable” or “Manager”) and AllianceBernstein L.P., a Delaware limited partnership (“Alliance” or “Adviser”).

AXA Equitable and Adviser agree to modify the Agreement effective August 1, 2010, as follows:

1. Name Changes. The names of AXA Tactical Manager 500 Portfolio-II, AXA Tactical Manager 400 Portfolio-II, AXA Tactical Manager 2000 Portfolio-II and AXA Tactical Manager International Portfolio-II were changed to ATM Large Cap Portfolio, ATM Mid Cap Portfolio, ATM Small Cap Portfolio and ATM International Portfolio, respectively.

2. Existing Portfolios. The Manager hereby reaffirms its appointment of the Adviser as the investment adviser to the following Portfolios or an Allocated Portion of a Portfolio, as applicable: AXA Tactical Manager 500 Portfolio I and III, AXA Tactical Manager 2000 Portfolio I and III, AXA Tactical Manager 2000 Portfolio I and III, AXA Tactical Manager 400 Portfolio I and III, AXA Tactical Manager International Portfolio I and III, ATM Large Cap Portfolio, ATM Mid Cap Portfolio, ATM Small Cap Portfolio, ATM International Portfolio, EQ/Common Stock Index Portfolio, EQ/AllianceBernstein International Portfolio, EQ/Large Cap Growth Index Portfolio, EQ/Quality Bond PLUS Portfolio, EQ/AllianceBernstein Small Cap Growth Portfolio, EQ/Large Cap Value PLUS Portfolio and EQ/Equity 500 Index Portfolio.

3. Appendix A. Appendix A to the Agreement setting forth the Portfolios or Allocated Portion of the Portfolios of the Trust for which the Adviser is appointed as the investment adviser is hereby replaced in its entirety by Appendix A attached hereto.

4. Appendix B. Appendix B to the Agreement setting forth the fee payable to the Adviser with respect to the Portfolios or Allocated Portion of the Portfolios is hereby replaced in its entirety by Appendix B attached hereto.

5. Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first set forth above.

AXA EQUITABLE LIFE INSURANCE COMPANY		ALLIANCEBERNSTEIN L.P.

By:	/s/ Steven M. Joenk	By:	/s/ Louis T. Mangan
	Steven M. Joenk		Name: Louis T. Mangan
	Senior Vice President		Title: Assistant Secretary

APPENDIX A

AMENDMENT NO. 7 TO THE

SECOND AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

ATM International Portfolio

ATM Large Cap Portfolio

ATM Mid Cap Portfolio

ATM Small Cap Portfolio

AXA Tactical Manager 2000 Portfolio-I

AXA Tactical Manager 2000 Portfolio-III

AXA Tactical Manager 400 Portfolio-I

AXA Tactical Manager 400 Portfolio-III

AXA Tactical Manager 500 Portfolio-I

AXA Tactical Manager 500 Portfolio-III

AXA Tactical Manager International Portfolio-I

AXA Tactical Manager International Portfolio-III

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/Common Stock Index Portfolio

EQ/Equity 500 Index Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Quality Bond PLUS Portfolio

APPENDIX B

AMENDMENT NO. 7 TO THE

SECOND AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

FEE SCHEDULE

Related Portfolios	Annual Advisory Fee Rate***

Special Equity Portfolios, which shall include the following Portfolios or Allocated Portions of a Portfolio (collectively referred to as “Special Equity Portfolios”):

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

Multimanager Mid Cap Growth Portfolio*,**

Multimanager International Equity Portfolio*,**

0.60% of the Special Equity Portfolios’ average daily net assets up to and including $1 billion; 0.55% of the Special Equities Portfolios’ average daily net assets over $1 billion up to and including $1.5 billion; 0.50% of the Special Equities Portfolios’ average daily net assets over $1.5 billion up to and including $2 billion; 0.45% of the Special Equities Portfolios’ average daily net assets over $2 billion up to and including $2.5 billion; and 0.40% of the Special Equities Portfolios’ average daily net assets over $2.5 billion

General Equity Portfolios, which shall include the following Portfolios or Allocated Portions of a Portfolio (collectively referred to as “General Equity Portfolios”)

EQ/Large Cap Value PLUS Portfolio*

Multimanager Large Cap Core Equity Portfolio*,**

0.49% of the General Equity Portfolios’ average daily net assets up to and including $100 million; 0.30% of the General Equity Portfolios’ average daily net assets over $100 million up to and including $200 million; 0.25% of the General Equity Portfolios’ average daily net assets over $200 million

Tactical Manager Portfolios, which shall include the Index Allocated Portions of the following Portfolios

EQ/Large Cap Value PLUS Portfolio*

Multimanager Aggressive Equity Portfolio*

Multimanager Large Cap Core Equity Portfolio*

Multimanager Large Cap Value Portfolio* (collectively referred to as “Tactical Manager Portfolio”)

0.075% of the Tactical Manager Portfolios’ average daily net assets up to and including $5 billion; 0.055% of the Tactical Manager Portfolios’ average daily net assets over $5 billion and up to and including $10 billion; 0.05% of the Tactical Manager Portfolios’ average daily net assets over $10 billion.

Portfolios	Annual Advisory Fee Rate

EQ/Equity 500 Index Portfolio	0.05% of the EQ/Equity 500 Index Portfolio’s average daily net assets up to and including $1 billion; and 0.03% of the EQ/Equity 500 Index Portfolio’s average daily net assets over $1 billion
EQ/Common Stock Index Portfolio	0.05%
EQ/Large Cap Growth Index Portfolio	0.05%

Portfolios	Annual Advisory Fee Rate
EQ/Quality Bond PLUS Portfolio*	0.29% of the AllianceBernstein Allocated Portion’s average daily net assets up to and including $100 million; and 0.20% of the AllianceBernstein Allocated Portion’s average daily net assets in excess of 100 million.

ATM International Portfolio*

ATM Large Cap Portfolio*

ATM Mid Cap Portfolio*

ATM Small Cap Portfolio*

AXA Tactical Manager 2000 Portfolio-I*

AXA Tactical Manager 2000 Portfolio-III*

AXA Tactical Manager 400 Portfolio-I*

AXA Tactical Manager 400 Portfolio-III*

AXA Tactical Manager 500 Portfolio-I*

AXA Tactical Manager 500 Portfolio-III*

AXA Tactical Manager International Portfolio-I*

AXA Tactical Manager International Portfolio-III*

0.02% of the AllianceBernstein Allocated Portion of each Portfolio.

*

This Portfolio has been designated a “multi-adviser portfolio” and AllianceBernstein L.P. receives a fee based on a discrete portion of the Portfolio’s assets that have been allocated to it by the Manager, which is referred to as the “AllianceBernstein Allocated Portion.”

**

This Portfolio includes an Allocated Portion of another registered investment company (or series or portions thereof) that is managed by the Manager and advised by the Adviser and is classified as “Special Equity Portfolios” or “General Equity Portfolios.”

***

The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Portfolio or Allocated Portion is the portion of the daily advisory fee for the Related Portfolios that is equal to the Portfolio’s or Allocated Portion’s net assets relative to the aggregate net assets of the Related Portfolios, including the Portfolio, used in the fee calculation for that day.